Exhibit 99.1
ASX ANNOUNCEMENT
17 December 2008
Mark Slaughter, M.D. appointed Principal Investigator
of HeartWare Clinical Trial
Framingham, MA and Sydney, Australia, 17 December, 2008 - HeartWare Limited (ASX: HIN) today announced that it has appointed Mark Slaughter M.D. to be the Principal Investigator for its Bridge-to-Transplant trial in the United States.
Dr. Slaughter is the Director of the Division of Thoracic and Cardiovascular Surgery at Jewish Hospital and the University of Louisville in Louisville, Kentucky which is one of the leading transplant centers in the United States. He is a world-renowned expert in heart transplantation, ventricular assist devices and the surgical management of heart failure. As one of the leaders in the field of ventricular assist devices, he has given more than 65 invited lectures, published more than 50 peer-reviewed papers and book chapters and presented more than 85 papers and abstracts at national and international conferences.
“We are fortunate to have such a passionate, insightful and respected surgeon partnering with us to help run this important trial,” said HeartWare President and Chief Executive Officer, Mr Doug Godshall. “We are now seeing the momentum building in our US study which is a perfect time for Dr. Slaughter to integrate himself into our team to ensure that we optimize execution and achieve the best possible clinical results.”
“My peers and I are constantly seeking better solutions for our heart failure patients and we have been looking forward to HeartWare’s HVAD for some time”, said Mark Slaughter, M.D.. “We feel that the HVAD’s unique technology presents a meaningful step forward in the treatment of this challenging disease.”
HeartWare’s Bridge-to-Transplant clinical trial in the United States will enrol 150 patients across a maximum of 28 centers. At present, two centers have begun implants. A further 7 centers have received IRB approval and of these 3 will be able to start enrolling patients by January 1 and the remaining 4 are expected to begin enrolling by February 1. There are over a dozen other sites at various stages of review and approval and those will be integrated into the study later in 2009.

ASX Announcement — 17 December 2008
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. HeartWare’s HVAD™ pump is the only full-output pump designed to be implanted in the chest, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has completed an international clinical trial for the device involving five investigational centres in Europe and Australia. The device is currently the subject of a 150-patient clinical trial in the United States for a Bridge-to-Transplant indication.

For further information:

www.heartware.com	US Investor Relations
Howard Leibman	Matt Clawson
Director Corporate Development	Partner
HeartWare Limited	Allen & Caron, Inc.
Email. howard.leibman@heartware.com.au	Email. matt@allencaron.com
Tel. +61 2 9238 2064	Tel. +1 949 474 4300
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.

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